EXHIBIT 99.1

Poshmark, Inc. Reports Fourth Quarter and Full Year 2020 Financial Results

Q4 Gross Merchandise Value Increased 28% Year over Year to $387.2 million
Q4 Total Revenue Increased 27% Year over Year to $69.3 million
Q4 Adjusted EBITDA was $4.2 million with 6.1% margins

REDWOOD CITY, Calif., March 11, 2021 (GLOBE NEWSWIRE) -- Poshmark, Inc. (NASDAQ: POSH), a leading social marketplace for new and secondhand style, today announced financial results for its fourth quarter and full year ended December 31, 2020. The Company posted net revenues of $69.3 million, which is a 27% year-over-year increase from the fourth quarter of 2019. Gross Merchandise Value (“GMV”) grew 28% year-over-year to $387.2 million, up from $302.1 million in the same period last year.

“We reported a strong first quarter as a public company and our third consecutive quarter of operating profitability as our community of buyers and sellers continued to embrace social commerce,” said Manish Chandra, Founder and Chief Executive Officer of Poshmark. “During these unprecedented times, we are proud to provide an easy and accessible way for anyone to sell and everyone to thrive on our social marketplace. We will continue to make investments in product, technology, and marketing to grow our business, support our community, and strengthen our social marketplace over the long term.”

Fourth Quarter 2020 Key Metrics and Financial Highlights:

  GMV was $387.2 million, an increase of 28% year-over-year from $302.1 million in the fourth quarter of 2019. Quarterly GMV has increased year-over-year for the past 11 quarters.
  Net revenue was $69.3 million, a 27% increase year-over-year from $54.7 million in the fourth quarter of 2019.
  Income from operations was $1.6 million, compared to a loss of ($15.1) million in the fourth quarter of 2019.
  Adjusted EBITDA for the fourth quarter of 2020 was $4.2 million which increased from a loss of ($12.6) million in the fourth quarter of 2019. Adjusted EBITDA margin was 6.1% in the fourth quarter of 2020.
  GAAP diluted net loss per share attributable to common stockholders was ($0.31).
  Non-GAAP diluted net income per share to common stockholders was $0.05 a share and excludes non-cash expenses related to convertible notes and warrants due to the increase in the fair market value of our common stock share price.

Full Year 2020 Key Metrics and Financial Highlights:

  GMV was $1.4 billion, an increase of 29% year-over-year from $1.1 billion in 2019. GMV has increased year-over-year for nine years, since the company’s founding in 2011.
  Trailing 12 months Active Buyers reached 6.5 million in the fourth quarter of 2020, a 20% year-over-year increase from 5.4 million from the fourth quarter 2019.
  Net revenue was $262.1 million, a 28% increase year-over-year from $205.2 million in 2019.
  Income from operations was $23.4 million, compared to a loss of ($49.8) million in 2019.
  Adjusted EBITDA was $34.3 million which increased from a loss of ($37.1) million in 2019. Adjusted EBITDA margin was 13.1% in 2020.
  GAAP diluted EPS attributable to common stockholders was $0.22.
  Non-GAAP diluted net income per share to common stockholders was $1.25 a share and excludes non-cash expenses related to convertible notes and warrants due to the increase in the fair market value of our common stock share price, and the impact from the undistributed earnings attributable to participating securities.
  Cash, cash equivalents, and marketable securities were $262.1 million as of December 31, 2020. During the third quarter, we issued a $50.0 million three-year convertible note which converted into 1.4 million shares of Class A Common Stock upon completion of our IPO on January 14, 2021.

FY2020 Business Highlights:

  Launched two new categories: Beauty & Wellness and Toys & Games
  Completed the rollout of “Posh Stories,” our first video feature to enable sellers to showcase and sell their listings with short videos and photos.
  Released a new feature called “Drops Soon,” which allows Poshmark sellers to pre-market items that are not yet available for purchase.
  Launched Reposh, a feature that provides Poshmark buyers and sellers with a simple, one-click way to resell items purchased on our marketplace and extend the lifespan of these items.

First Quarter 2021 Guidance:

  Expected Revenue range: $75.5 million - $77.5 million
  Adjusted EBITDA range: $1 million - $2 million

Webcast and Conference Call Information:
Poshmark, Inc. will host a conference call to review these results at 1:45 p.m. Pacific Time today, March 11, 2021. Interested parties may listen to the conference call via live webcast by accessing the Company’s Investor Relations website (investors.poshmark.com) under the events section. A webcast replay of the earnings conference call will also be available on the Poshmark website through the same link following the conference call this evening, for at least three months thereafter.

About Poshmark, Inc.:
Poshmark is a leading social marketplace for new and secondhand style for women, men, kids, pets, home, and more. By combining the human connection of physical shopping with the scale, ease, and selection benefits of ecommerce, Poshmark makes buying and selling simple, social, and sustainable. Its community of more than 70 million registered users across the U.S., Canada, and Australia, is driving the future of commerce while promoting more sustainable consumption. For more information, please visit www.poshmark.com, and for company news and announcements, please visit investors.poshmark.com. You can also find Poshmark on Instagram, Facebook, Twitter, TikTok, Pinterest, and YouTube.

Poshmark intends to use its Investor Relations website and blog (blog.poshmark.com) to disclose material, non-public information and to comply with its disclosure obligations under Regulation FD. From time to time, we will also disclose this information through our press releases, SEC filings, or public conference calls and webcasts.

SOURCE: Poshmark, Inc.

Investor Relations Contact:
ir@poshmark.com

Media Relations Contact:
pr@poshmark.com

Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, forward-looking statements can be identified by words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. These statements include, but are not limited to, statements that we make relating to our future financial performance, including our guidance on financial results for the first quarter of 2021.

Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include, but are not limited to: our ability to attract new users and convert users into active buyers and active sellers; our ability to maintain profitability; the impact of COVID-19 on our business and our consumers; the growth rates in the markets in which we compete; our ability to manage growth effectively; our ability to maintain the vibrancy of our community and trustworthiness of our marketplace; our dependence on sellers to provide a fulfilling experience to buyers; and our reliance on third-party shipping partners such as the United States Postal Service. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the final prospectus for our initial public offering filed on January 14, 2021. Additional information will be provided in our Annual Report on Form 10-K for the year ended December 31, 2020 and other filings we make from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could cause actual results to differ materially from those contained in our forward-looking statements.

The forward-looking statements made in this press release relate only to management’s beliefs and assumptions as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures:
To supplement our consolidated financial statements, which are prepared and presented in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP Diluted Net (loss) Income Per Share, and Free Cash Flow. Our management uses non-GAAP financial measures internally for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not recognized measures for financial statement presentation under GAAP and do not have standardized meanings, and may not be comparable to similar measures presented by other public companies. Non-GAAP financial measures also have certain limitations. For example, Adjusted EBITDA and Adjusted EBITDA Margin have certain limitations in that it does not include the impact of certain expenses that are reflected in our consolidated statements of operations that are necessary to run our business. As such, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or in isolation from, the corresponding measures prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view the non-GAAP financial measures in conjunction with their respective related GAAP financial measures. Please see the financial tables below for a reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

Adjusted EBITDA is a non-GAAP financial measure we define as net income (loss) attributable to common stockholders, excluding depreciation and amortization, stock-based compensation expense, interest income, other expense, net, change in accrued sales tax, provision for income taxes, and undistributed earnings attributable to participating securities. Adjusted EBITDA margin is a non-GAAP financial measure calculated by dividing Adjusted EBITDA for a period by revenue for the same period. We believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making. We also believe that the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance.

Non-GAAP diluted net (loss) income per share attributable to common stockholders is a non-GAAP financial measure that is calculated as GAAP net (loss) income plus change in fair value of the convertible notes, change in fair value of the redeemable convertible preferred stock warrant liability, and undistributed earnings attributable to participating securities divided by fully diluted shares. We believe that adding back change in fair value of the convertible notes, change in fair value of the redeemable convertible preferred stock warrant liability, and undistributed earnings attributable to participating securities as adjustments to our GAAP diluted net (loss) income, before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Operating Metrics:

GMV (gross merchandise value) is the total dollar value of transactions on our platform in a given period, prior to returns and cancellations, and excluding shipping and sales taxes. GMV is a measure of the total economic activity generated by our marketplace, and an indicator of the scale and growth of our marketplace and the health of our marketplace ecosystem.

Active buyers are unique users who have purchased at least one item on our platform in the trailing 12 months preceding the measurement date, regardless of returns and cancellations.

Poshmark, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2020	2019	2020
Net revenue	$54,736	$69,317	$205,225	$262,077
Costs and expenses(1):
Cost of net revenue, exclusive of depreciation and amortization	9,797	11,583	34,142	43,507
Operations and support	8,584	11,888	29,879	39,759
Research and development	6,308	7,799	25,033	30,025
Marketing	36,542	27,466	132,470	92,915
General and administrative	7,926	8,256	31,474	29,577
Depreciation and amortization	644	764	2,056	2,894
Total costs and expenses	69,801	67,756	255,054	238,677
(Loss) income from operations	(15,065)	1,561	(49,829)	23,400
Interest income	372	29	1,677	569
Other expense, net
Change in fair value of redeemable convertible preferred stock warrant liability	(146)	(1,773)	(475)	(2,273)
Change in fair value of the convertible notes	—	(3,285)	—	(3,801)
Other, net	137	(161)	109	(393)
	(9)	(5,219)	(366)	(6,467)
(Loss) income before provision for income taxes	(14,702)	(3,629)	(48,518)	17,502
Provision for income taxes	44	432	174	657
Net (loss) income	$(14,746)	$(4,061)	$(48,692)	$16,845
Undistributed earnings attributable to participating securities	—	—	—	(12,776)
Net (loss) income attributable to common stockholders	$(14,746)	$(4,061)	$(48,692)	$4,069
Net (loss) income per share attributable to common stockholders, basic	$(1.20)	$(0.31)	$(4.01)	$0.32
Net (loss) income per share attributable to common stockholders, diluted	$(1.20)	$(0.31)	$(4.01)	$0.22
Weighted-average number of shares outstanding used to compute net (loss) income per share attributable to common stockholders, basic	12,326	12,898	12,151	12,550
Weighted-average number of shares outstanding used to compute net (loss) income per share attributable to common stockholders, diluted	12,326	12,898	12,151	18,323
(1) Includes stock-based compensation expense as follows:
Operations and support	$169	$165	$689	$686
Research and development	562	543	3,017	2,571
Marketing	313	309	1,306	1,321
General and administrative	779	859	4,675	3,381
Total	$1,823	$1,876	$9,687	$7,959

Poshmark, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	December 31,
	2019	2020
Assets
Current assets
Cash and cash equivalents	$63,318	$235,834
Marketable securities	65,546	26,238
Prepaid expenses and other current assets	7,155	7,905
Total current assets	136,019	269,977
Property and equipment, net	9,845	8,447
Other assets	6,124	7,010
Total assets	$151,988	$285,434
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$7,574	$12,317
Funds payable to customers	73,863	117,127
Accrued expenses and other current liabilities	32,816	35,859
Total current liabilities	114,253	165,303
Redeemable convertible preferred stock warrant liability	1,221	3,494
Long-term portion of deferred rent and other liabilities	5,126	4,823
Convertible notes	—	55,421
Total liabilities	120,600	229,041
Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value; 52,372,222 shares authorized as of December 31, 2019 and 2020, aggregate liquidation preference of $159,704 as of December 31, 2019 and 2020, 52,286,631 shares issued and outstanding as of December 31, 2019 and 2020, respectively	156,175	156,175
Stockholders’ deficit
Common stock, $0.0001 par value, 79,000,000 shares authorized as of December 31, 2019 and 2020, 12,342,146 and 13,093,065 shares issued and outstanding as of December 31, 2019 and 2020, respectively	1	1
Additional paid-in capital	18,555	28,300
Accumulated deficit	(143,354)	(126,509)
Accumulated other comprehensive income (loss)	11	(1,574)
Total stockholders’ deficit	(124,787)	(99,782)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$151,988	$285,434

Poshmark, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2019	2020
Cash flows from operating activities
Net (loss) income	$(48,692)	$16,845
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	2,056	2,894
Stock-based compensation	9,687	7,959
Loss on disposal of property and equipment	135	50
Change in fair value of redeemable convertible preferred stock warrant liability	475	2,273
Change in fair value of the convertible notes	—	3,801
Accretion of discounts and amortization of premiums on marketable securities, net	(1,008)	(66)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	726	(5,099)
Other assets	(4,911)	(886)
Accounts payable	(5,776)	10,161
Funds payable to customers	22,264	43,264
Accrued expenses and other current liabilities	18,840	3,431
Long-term deferred rent and other liabilities	(539)	(303)
Net cash (used in) provided by operating activities	(6,743)	84,324
Cash flows from investing activities
Purchases of property and equipment	(4,190)	(1,465)
Purchases of marketable securities	(92,655)	(67,929)
Maturities of marketable securities	91,585	80,057
Sales of marketable securities	—	27,208
Net cash (used in) provided by investing activities	(5,260)	37,871
Cash flows from financing activities
Proceeds from exercise of stock options	889	1,705
Deferred offering costs paid	—	(1,457)
Proceeds from borrowing on convertible notes	—	50,000
Net cash provided by financing activities	889	50,248
Effect of foreign exchange rate changes on cash and cash equivalents	(34)	73
Net (decrease) increase in cash and cash equivalents	(11,148)	172,516
Cash and cash equivalents
Beginning of year	74,466	63,318
End of year	$63,318	$235,834

The following table reflects the reconciliation of net loss (income) to Adjusted EBITDA for each of the periods indicated (in thousands; unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2020	2019	2020
Net (loss) income attributable to common Stockholders	$(14,746)	$(4,061)	$(48,692)	$4,069
Adjusted to exclude the following:
Depreciation and amortization	644	764	2,056	2,894
Stock-based compensation	1,823	1,876	9,687	7,959
Interest income	(372)	(29)	(1,677)	(569)
Other expense, net	9	5,219	366	6,467
Change in accrued sales taxes(1)	—	—	1,026	—
Provision for income taxes	44	432	174	657
Undistributed earnings attributable to participating securities	—	—	—	12,776
Adjusted EBITDA	$(12,598)	$4,201	$(37,060)	$34,253

(1)	Reflects our estimated liability for the non-collection and non-remittance of sales taxes which became required beginning in 2018. We began collecting and remitting sales tax in April 2019. Accordingly, these liabilities were no longer incurred in 2020.

The following table presents a reconciliation of net cash (used in) provided by operating activities to free cash flow for each of the periods indicated (in thousands; unaudited):

	Year Ended December 31,
	2019	2020
GAAP net cash (used in) provided by operating Activities	$(6,743)	$84,324
Less: purchases of property and equipment	(4,190)	(1,465)
Non-GAAP free cash flow	$(10,933)	$82,859

A reconciliation of GAAP net (loss) income attributable to common stockholders to non-GAAP net (loss) income attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net (loss) income attributable to common stockholders per share, diluted, is as follows (in thousands, except per share data; unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2020	2019	2020
GAAP net (loss) income attributable to common Stockholders	$(14,746)	$(4,061)	$(48,692)	$4,069
Adjusted to exclude the following:
Change in fair value of the convertible notes	—	3,285	—	3,801
Change in fair value of the redeemable convertible preferred stock warrant liability	146	1,773	475	2,273
Undistributed earnings attributable to participating securities	—	—	—	12,776
Non-GAAP net (loss) income attributable to common stockholders	$(14,600)	$997	$(48,217)	$22,919
Non-GAAP net (loss) income per share attributable to common stockholders, diluted	$(1.18)	$0.05	$(3.97)	$1.25
Weighted-average number of shares outstanding used to compute Non-GAAP net (loss) income per share attributable to common stockholders, diluted	12,326	19,518	12,151	18,323
Shares used in computing Non-GAAP (loss) income attributable to common stockholders per share amounts:
GAAP weighted average shares — diluted	12,326	12,898	12,151	18,323
Non-GAAP dilutive shares excluded from GAAP net (loss) income attributable to common stockholders per share calculation(1)	—	6,620	—	—
Pro forma weighted average shares — diluted	12,326	19,518	12,151	18,323

(1)	Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP net (loss) income attributable to common stockholders per share, as they would have an anti-dilutive effect. However, these shares have a dilutive effect on non-GAAP net (loss) income attributable to common stockholders per share and, therefore, are included in the non-GAAP net (loss) income attributable to common stockholders per share.

A reconciliation of GAAP net (loss) income per share attributable to common stockholders, diluted, to non-GAAP net (loss) income attributable to common stockholders, diluted, is as follows (in thousands, except per share data; unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2020	2019	2020
GAAP net (loss) income per share attributable to common stockholders, diluted	$(1.20)	$(0.31)	$(4.01)	$0.22
Adjusted to exclude the following:
Change in fair value of the convertible notes	—	0.25	—	0.21
Change in fair value of the redeemable convertible preferred stock warrant liability	0.02	0.14	0.04	0.12
Undistributed earnings attributable to participating securities	—	—	—	0.70
Non-GAAP dilutive shares excluded from GAAP net income (loss) per shares calculation(1)	—	(0.03)	—	—
Non-GAAP net (loss) income per share attributable to common stockholders, diluted	$(1.18)	$0.05	$(3.97)	$1.25
Shares used in computing Non-GAAP (loss) income attributable to common stockholders per share amounts:
GAAP weighted average shares — diluted	12,326	12,898	12,151	18,323
Non-GAAP dilutive shares excluded from GAAP net (loss) income attributable to common stockholders per share calculation(1)	—	6,620	—	—
Pro forma weighted average shares — diluted	12,326	19,518	12,151	18,323

(1)	Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP net (loss) income attributable to common stockholders per share, as they would have an anti-dilutive effect. However, these shares have a dilutive effect on non-GAAP net (loss) income attributable to common stockholders per share and, therefore, are included in the non-GAAP net (loss) income attributable to common stockholders per share.